(Excerpt Translation)


                                                                January 20, 2004
                                                        Toyota Motor Corporation
                                               (Toyota Jidosha Kabushiki Kaisha)
                                    1, Toyota-cho, Toyota City, Aichi Prefecture

                        Report on Number of Listed Shares

We hereby report changes in the number of listed securities, as a result of the exercise of stock acquisition rights, etc. ("Stock Acquisition Rights") in December 2003 (the "Current Month").



1.  Summary

    Number of listed shares as at the end of the proceeding to                           3,609,997,492 shares
    the Current Month

    Total number of shares changed during the month                                                  0 shares

    (out of which, as a result of exercise of Stock                                                (0 shares)
    Acquisition Rights)

    (out of which, as a result of other reasons)                                                   (0 shares)

    Number of listed shares as at the end of the Current Month                           3,609,997,492 shares

2. Stock Acquisition Rights Exercised (Bonds with detachable warrants to subscribe for shares)

    Aggregate face value of the bonds allotted to the                                         JPY 600,000,000
    outstanding warrants as at the end of the month

    Aggregate face value of the bonds originally allotted to                                            JPY 0
    the warrants exercised during the month

    Aggregate face value of the bonds as allotted to the                                      JPY 600,000,000
    outstanding warrants at the end of the Current Month


Details of Shares Delivered (Issued or Transferred) upon Exercise of Stock Acquisition Rights



(1) Number of shares

    Total number of shares delivered during the Current Month                                       0 shares

    (out of which, number of newly issued shares)                                                 (0 shares)

    (out of which, number of shares transferred from treasury shares)                             (0 shares)

(2) Issue price

    Aggregate issue price during the Current Month                                                    JPY 0

    (out of which, aggregate amount of newly issued shares)                                         (JPY 0)

    (out of which, aggregate amount of shares transferred from                                      (JPY 0)
    treasury shares)
